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   Exhibit (10(i)


                                 SUDBURY, INC.
                             1995 STOCK OPTION PLAN



1. PURPOSE OF THE PLAN. The purpose of this 1995 Stock Option Plan (the "Plan") adopted as of the 22nd day of June, 1995 is to advance the interests of Sudbury, Inc. (the "Company") and its stockholders by allowing the Company to provide to certain present and future key employees of the Company and its subsidiaries an incentive to acquire shares of the $.01 par value common stock (the "Shares") of the Company on reasonable terms, thereby securing for the Company the benefits inherent in such Share ownership. Additionally, the Plan was designed to accord the Compensation Committee of the Company flexibility to grant key employees either Incentive Stock Options (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as Incentive Stock Options (such options being hereinafter referred to as "Non-Qualified Stock Options").

2. STOCK SUBJECT TO THE PLAN. The aggregate number of Shares of the Company for which options may be granted under the Plan shall be 1,000,000 (One Million). Shares issued pursuant to an exercise of options under the Plan shall be made available from either authorized but unissued or reacquired Shares of the Company. If an option shall expire or terminate for any reason without being exercised in full, then the Shares as to which such option was not exercised shall become available for other options to be granted under the Plan.

3. ADJUSTMENT. The number of Shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that all of the outstanding Shares are changed by any stock dividend, stock split or recapitalization or in the event that extraordinary cash or non-cash dividends are declared with respect to the Shares, the number of Shares subject to the Plan and to options granted hereunder shall be equitably adjusted; (b) except as otherwise provided in Section 7.1 hereof, in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each Share then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of Shares or other securities to which the holders of Shares of the Company will be entitled pursuant to the transaction; and (c) except as otherwise provided in Section
7.2 hereof, in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of Shares then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment the purchase price per Share shall be equitably adjusted. Any such adjustment or substitution may provide for the elimination of any fractional Share which might otherwise become subject to an option. The adjustment and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.
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Sudbury, Inc. 1995 Stock Option Plan
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4.       ADMINISTRATION OF THE PLAN.  The Plan shall be administered by the
Compensation Committee, appointed by the Board of Directors and consisting of not less than two outside directors as defined under Section 162(m) of the Code (the "Committee") who shall be "disinterested persons" (as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (("Exchange Act")). Except as otherwise provided in Section 16 of the Exchange Act or Rule 16b-3 thereof, the members of the Committee shall not be eligible, to participate in the Plan or any other plan of the Company or of any affiliate (as defined under the Exchange Act) of the Company entitling the participants therein to acquire stock, stock options, or stock appreciation rights of the Company or an affiliate thereof so long as they remain a member of the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to determine among the full-time employees of the Company, its subsidiaries or a subsidiary of its subsidiaries to whom options shall be granted. For these purposes, a subsidiary shall be deemed to include any company as to which the Company owns and/or controls 50% of the outstanding voting equity securities. The Committee shall also have authority to determine the number of shares to be covered by each option grant and the terms of any such option grant; to amend or cancel options; to accelerate vesting of options; to require the cancellation or surrender of any previously granted options or other awards under the Plan or any other plans of the Company as a condition to the granting of an option; to construe and interpret the Plan and any option agreement entered into thereunder; to establish, amend, and rescind rules and regulations for administration of the Plan; and shall have such additional authority as the Board of Directors from time to time may determine to be necessary or desirable.

5.       BASIC OPTION TERMS:

         5.1 TYPES OF OPTIONS. Options granted under the Plan may be (a) Incentive Stock Options or (b) Non-Qualified Stock Options. Option agreements reflecting the grant of options shall designate whether an option is an Incentive Stock Option or a Non-Qualified Stock Option. In the case of a grant intended to qualify as an Incentive Stock Option under Section 422 of the Code, no such option shall be granted hereunder to any person who, immediately after such option is granted, owns (as defined in Sections 422 and 424 of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or its subsidiary corporations. The aggregate fair market value (determined on the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under this Plan or any other plan of the Company and any subsidiary corporation that provides for the granting of incentive stock options) shall not exceed $100,000.
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         The maximum aggregate number of Shares underlying options that may be granted to any employee under the Plan during any calendar year is 250,000.

         5.2 OPTION PERIOD. An option grant under the Plan shall expire on a date fixed by the Committee which shall be not later than ten years after the date on which the option is so granted.

         5.3 OPTION PRICE. The option price shall be not less than the per share fair market value of the outstanding Shares of the Company on the date the option is granted, and not less than the par value of the Shares as to which the option is granted. The date on which the Committee approves the granting of an option shall be deemed the date on which the option is granted. The purchase price of the Shares as to which an option is exercised shall be payable in full at the time of exercise either (a) in cash (including check, bank draft, wire transfer or money order), (b) by delivering, in transferable form, that number of Shares which, on the business day preceding the date of exercise, has an aggregate fair market value equal to such purchase price, or (c) a combination of the foregoing. The fair market value of the Shares shall be deemed to be (a) the closing price of the Shares on the principal stock exchange on which the Shares are then traded on the last business day preceding the date of exercise of the option, or (b) if no sales take place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on the principal stock exchange on which the Shares are then traded, or (c) if the Shares are not listed on any such exchange, the average of the last reported closing bid and asked prices on the over-the-counter market on the day preceding the date of exercise of the option. The Nasdaq Stock Market shall be deemed a principal stock exchange.

         5.3 NON-TRANSFERABILITY. Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relation order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; provided that an Incentive Stock Option may not be transferred pursuant to a qualified domestic relations order unless the transfer is otherwise permitted pursuant to the Code without affecting the option's qualification as an Incentive Stock Option. Options shall not be exercisable except by the optionee during his lifetime either directly or though his guardian or legal representative.

         All actions of the Committee under this Section 5 shall be binding and conclusive on the Company, on optionees under the Plan, and on employees eligible to receive options under the Plan.
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6.       OPTION AGREEMENT.  Each grant of an option under the Plan shall be evidenced by an option agreement in a form approved by the Committee, which option agreement shall set forth the option price, the option period, and such additional terms and conditions as the Committee may prescribe. The option agreement shall be signed on behalf of the Company by the Chairman, the President, or a Vice President of the Company, other than the employee who is a party to the agreement, and shall be dated as of the date of the granting of the option, as determined by Paragraph 5.3 above.

7.       CHANGE OF CONTROL:

         7.1 If the Company shall liquidate or dissolve, or shall be a party to a merger, consolidation or other business combination with respect to which it shall not be the surviving corporation, the Company shall give written notice thereof to the holders of options not previously exercised at least thirty days prior thereof, and the optionee shall have the right within said thirty-day period to exercise all options in full to the extent not previously exercised.
         To the extent that an option shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation or business combination, it shall terminate on said date, unless it is assumed by another corporation.

         7.2 Options granted under the Plan shall become exercisable in full if and when any corporation, partnership, joint venture, person or a group acting together ("Acquiring Entity") for a similar purpose shall directly or indirectly acquire or announce an intent to directly or indirectly acquire control of the Company or any successor or assignee of the Company. For purposes of this Section 7, control shall mean the acquisition of, or the formation of a group whose members beneficially own Shares, which after giving effect thereto, shall permit the Acquiring Entity to vote 45% or more of the aggregate voting power, as measured by all Shares then outstanding, in the election of directors of the Company.

8. AMENDMENT AND TERMINATION OF THE PLAN. The Company, by action of its Board of Directors or stockholders, may amend, modify, suspend, or terminate the Plan at any time; provided, however, that no action by the Board of Directors or stockholders may (a) impair an optionee's rights under any outstanding option without such optionee's consent, (b) increase the total number of shares as to which options may be granted (except increases attributable to the adjustments authorized by Paragraph 3 hereof), (c) reduce the price at which options may be granted, or (d) extend the expiration date of the Plan. No action may be taken by the Company (without the consent of the optionee) which will prevent the Incentive Stock Options issued under this Plan from being "Incentive Stock Options" under Section 422 of the Code.
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Moreover, no amendment without the approval of stockholders of the Company shall be made if stockholder approval under Section 422 of the Code or Rule 16b-3 of the Exchange Act would be required.

9. GOVERNANCE BY RULE 16B-3. The Plan is intended to comply with the provisions of 16b-3 promulgated under the Exchange Act and shall be interpreted in a manner consistent therewith.

10. EXPIRATION OF THE PLAN. Options may be granted under the Plan at any time through June 22, 2005, on which date the Plan shall expire unless sooner terminated by stockholder vote. No Plan termination shall affect any options then outstanding.

11. GENERAL PROVISIONS. The Company may establish procedures whereby an optionee subject to the requirements of Rule 16b-3, Regulation T, of the Code, and other federal, state and local tax and securities laws, may exercise an option without making a direct payment of the option price to the Company; provided, however, that these cashless exercise procedures shall not apply to Incentive Stock Options which are outstanding on the date the Company establishes such procedures unless the application of such procedures to such options is permitted pursuant to the Code and the regulations thereunder, without affecting the options' qualification under Code Section 422 as Incentive Stock Options. If the Company elects to establish a cashless exercise program the Company shall determine administrative procedures and policies it deems appropriate and these procedures and policies shall be binding on any optionee wishing to use the cashless exercise program.

Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to continue in the employ of the Company or any subsidiary of the Company, or limit or restrict any right of the Company or its subsidiaries to terminate the employment of the optionee at any time.

No optionee shall have any of the rights of a stockholder with respect to any Shares subject to an option grant until certificates representing those Shares have been issued to the optionee.

At the time of the exercise of any option, the Company may require, as a condition of the exercise of such option, the optionee to pay the Company an amount equal to the amount of tax the Company may be required to withhold with respect to the Shares.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.
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12.      EFFECTIVENESS OF THE PLAN.  The Plan shall be approved by the Board.
The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board, the Plan and all options granted under it shall be void and of no force and effect. The Plan shall become effective on June 22, 1995 at which time the Company's 1990 Stock Option Plan will terminate.